As filed with the Securities and Exchange Commission on May 23, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM S-3

UNDER
THE SECURITIES ACT OF 1933

___________________________

Vanguard Natural Resources, Inc.

(Exact Name of Registrant as Specified in Its Charter)

___________________________

Delaware (State or Other Jurisdiction of Incorporation or Organization)	1311 (Primary Standard Industrial Classification Code Number)	80-0411494 (IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

___________________________

R. Scott Sloan
President and Chief Executive Officer
5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

___________________________

Copies to:

Douglas V. Getten
Paul Hastings LLP
600 Travis St., Suite 5800
Houston, Texas 77002
(713) 860-7300

___________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,592,585(2)	$5.50(3)	$8,759,218(3)	$1,090.53

(1)	This registration statement registers 1,592,585 shares of Common Stock (as defined herein) that will be sold by the selling stockholders named in the prospectus that forms a part of this registration statement. Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), and as further described below under “Explanatory Note,” this registration statement also relates to, and this amount does not include, 17,820,383 shares of Common Stock and 98,110 shares of Common Stock issuable upon exercise of the Warrants (as defined herein), all previously registered by the Company pursuant to a prior registration statement on Form S-1 (File No. 333-221223), of which 16,442,753 shares of Common Stock (including 98,110 shares of Common Stock issuable upon exercise of the Warrants) remain unsold.

(2)	Pursuant to Rule 416 under the Securities Act, the shares of common stock being registered hereunder include an indeterminate number of shares of Common Stock that may be issued in connection with the anti-dilution provisions or stock splits, stock dividends, recapitalizations or similar events.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the bid and asked price of the Common Stock on the OTCQX market on May 22, 2018.

___________________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 under the Securities Act, the prospectus contained in this registration statement also relates to the Company’s registration statement on Form S-1 (No. 333-221223).

EXPLANATORY NOTE

Pursuant to Rule 429 under the Securities Act, the prospectus (the “Prospectus”) included in this registration statement on Form S-3 (the “Registration Statement”) is a combined prospectus relating to this Registration Statement and to the registration statement on Form S-1 (No. 333-221223), previously filed by the Company on October 30, 2017, amended on December 1, 2017, and declared effective on December 6, 2017 (the “Initial Registration Statement”), which related to the offer and resale of up to an aggregate of 17,820,383 shares of Common Stock and 98,110 shares of Common Stock issuable upon exercise of the Warrants, by the selling stockholders named therein. This Registration Statement, which is a new registration statement, combines the unsold 16,442,753 shares of Common Stock from the Initial Registration Statement (of which, 98,110 shares of Common Stock are issuable upon exercise of the Warrants) with an additional 1,592,585 shares of Common Stock that were acquired by the selling stockholders since the date of filing of the Initial Registration Statement (including such selling stockholders’ pro rata portion, in accordance with the terms of the Company’s plan of reorganization, of 44,220 shares of Common Stock issued to the holders of the Company’s pre-petition senior notes and preferred stock under an exemption from the registration requirements of the Securities Act under Section 1145 of the Bankruptcy Code), all of which are registered hereby for offer and resale by the selling stockholders named in the Prospectus. This Registration Statement is also being filed to convert our Initial Registration Statement into a registration statement on Form S-3. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Initial Registration Statement (the “Post-Effective Amendment”), and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 23, 2018

PROSPECTUS

___________________________

Vanguard Natural Resources, Inc.

17,937,228 Shares of Common Stock

98,110 Shares of Common Stock Issuable Upon Exercise of the Warrants

___________________________

This prospectus relates to the offer and sale of: (i) 17,937,228 shares of common stock, par value $0.001 per share, of Vanguard Natural Resources, Inc. (the “Common Stock”); and (ii) up to 98,110 shares of Common Stock, that may be issued upon exercise of the Warrants (as defined herein), in each case, by the selling stockholders (which term as used in this prospectus includes pledgees, donees, transferees or other successors-in-interest) identified on page 5 of this prospectus or in a supplement thereto. We will not receive any proceeds from these resales. In addition, we have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of Common Stock from time to time.

Pursuant to this prospectus, the selling stockholders may offer and sell the Common Stock from time to time, if and to the extent as they may determine, through public or private transactions or through other means described in the section of this prospectus entitled “Plan of Distribution” at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. The selling stockholders may sell shares through agents or through underwriters and dealers. The selling stockholders also may sell shares directly to investors. If the selling stockholders use agents, underwriters or dealers to sell the shares, we will name such agents, underwriters or dealers and describe any applicable commissions or discounts in a supplement to this prospectus if required.

Our Common Stock is quoted on the OTCQX Market (“OTCQX”) under the symbol “VNRR.” The last reported sale price of our Common Stock on the OTCQX on May 22, 2018 was $5.50 per share.

Investing in our Common Stock involves risks. Please read “Risk Factors” beginning on page 3 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

___________________________

Prospectus dated           , 2018

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by us or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus and any free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date.

 i

ABOUT THIS PROSPECTUS

On February 1, 2017, our Predecessor (as defined below) and certain of its subsidiaries (the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”).

On July 18, 2017, the Bankruptcy Court entered the Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Confirmation Order”), which approved and confirmed the Debtors’ Modified Second Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the “Plan”).

On August 1, 2017 (the “Effective Date”), the Debtors substantially consummated the Plan and emerged from their Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan, (i) our Predecessor’s equity was canceled, (ii) our Predecessor transferred all of its membership interests in VNG (as defined below) to us, and (iii) we became a successor issuer to our Predecessor for purposes of and pursuant to Rule 15d-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). VNG directly or indirectly owned all of the other subsidiaries of our Predecessor. As a result of the foregoing and certain other transactions, we are no longer a subsidiary of our Predecessor and now own all of the former subsidiaries of our Predecessor. On August 9, 2017, following the issuance of certain warrants in connection with the Plan, the warrants were deemed to be registered under Section 12(g) under the Exchange Act pursuant to Rule 12g-3(a) thereof.

Prior to the consummation of the transactions undertaken pursuant to the Plan, we (as VNR Finance Corp.) were the co-issuer of our Predecessor’s secured notes, which were exchanged pursuant to the Plan, and our senior unsecured notes, which were cancelled pursuant to the Plan. Other than the notes, however, we did not have any independent assets or operations. Accordingly, we are a new holding company for our Predecessor’s business, assets and operations going forward.

Additional information, including our Predecessor’s financial statements and the notes thereto, is incorporated in this prospectus by reference to our Predecessor’s and our reports filed with the SEC. Please read “Where You Can Find More Information.”

You are urged to read this prospectus carefully, including “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus to:

•	“the Company” refer to Vanguard Natural Resources, Inc., a Delaware corporation (formerly known as VNR Finance Corp.) and its subsidiaries;

•	our “Predecessor” refer to Vanguard Natural Resources, LLC, a Delaware limited liability company;

•	“we,” “our,” “us,” “Vanguard” or like terms refer, after the consummation of the Plan, to the Company and, prior to the consummation of the Plan, to our Predecessor and the entirety of its business, assets and operations that were contributed to us in connection with the consummation of the Plan; and

•	“VNG” refers to Vanguard Natural Gas, LLC, a Kentucky limited liability company and our wholly owned subsidiary, through which we hold the assets of our Predecessor.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at www.sec.gov. You may also access the information we file electronically with the SEC through our website at www.vnrenergy.com. We have not incorporated by reference into this prospectus the information included on, or linked from, our website (other than to the extent specified elsewhere herein), and you should not consider it to be a part of this prospectus. You can find price quotes and market information about us at www.otcmarkets.com.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.

We incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 21, 2018 (the “2017 Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, filed with the SEC on May 10, 2018;

•	our Current Reports on Form 8-K filed on January 18, 2018, February 21, 2018, and April 13, 2018 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit, except as otherwise explicitly stated therein); and

•	our Current Report on Form 8-K15D5 filed on August 2, 2017, which includes the description of our Common Stock; our Current Report on Form 8-K12G3 filed on August 15, 2017 (in each case, excluding any information furnished and not filed pursuant to Item 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit).

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Registration Statement of which this prospectus forms a part to the completion of the offering of the securities registered pursuant to this prospectus including all such documents we may file with the SEC after the date of the Registration Statement and prior to the effectiveness of the Registration Statement. These documents may include Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You can obtain copies of any of these documents without charge upon written or oral request by requesting them in writing or by telephone at:

Vanguard Natural Resources, Inc.
5847 San Felipe, Suite 3000
Houston, Texas 77057
(832) 327-2255

Attention: Corporate Secretary

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and information in this prospectus may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements included in this prospectus that are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto), including, without limitation, the information set forth in Part II, Item 7 of our 2017 Annual Report, are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “continue,” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. Forward-looking statements include, but are not limited to, statements we make concerning future actions, conditions or events, future operating results, income or cash flow.

These statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in the forward-looking statements. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Such forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this prospectus. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, no assurance can be given that these expectations will prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include, among other things, those set forth Part I, Item 1A of our 2017 Annual Report, and those set forth from time to time in our other filings with the SEC that are incorporated by reference. These factors and risks include, but are not limited to:

•	our ability to obtain sufficient financing to execute our business plan post-emergence;

•	our ability to meet our liquidity needs;

•	our ability to access the public capital markets;

•	risks relating to any of our unforeseen liabilities;

•	declines in oil, natural gas liquids (“NGLs”) or natural gas prices;

•	the level of success in exploration, development and production activities;

•	adverse weather conditions that may negatively impact development or production activities;

•	the timing of exploitation and development expenditures;

•	inaccuracies of reserve estimates or assumptions underlying them;

•	revisions to reserve estimates as a result of changes in commodity prices;

•	impacts to financial statements as a result of impairment write-downs;

•	risks related to the level of indebtedness and periodic redeterminations of the borrowing base under our credit agreements;

•	ability to comply with restrictive covenants contained in the agreements governing our indebtedness that may adversely affect operational flexibility;

•	ability to generate sufficient cash flows from operations to meet the internally funded portion of any capital expenditures budget;

•	ability to obtain external capital to finance exploitation and development operations and acquisitions;

•	federal, state and local initiatives and efforts relating to the regulation of hydraulic fracturing;

•	failure of properties to yield oil or natural gas in commercially viable quantities;

•	uninsured or underinsured losses resulting from oil and natural gas operations;

•	ability to access oil and natural gas markets due to market conditions or operational impediments;

•	the impact and costs of compliance with laws and regulations governing oil and natural gas operations;

•	ability to replace oil and natural gas reserves;

•	any loss of senior management or technical personnel;

•	competition in the oil and natural gas industry;

•	risks arising out of hedging transactions;

•	the costs and effects of litigation;

•	sabotage, terrorism or other malicious intentional acts (including cyber attacks), war and other similar acts that disrupt operations or cause damage greater than covered by insurance; and

•	costs of tax treatment as a corporation.

All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

Reservoir engineering is a process of estimating underground accumulations of oil, natural gas and NGLs that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil, natural gas and NGLs that are ultimately recovered.

v

PROSPECTUS SUMMARY

This summary provides a brief overview of information contained elsewhere in this prospectus and the documents we incorporate by reference. It does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference (see “Where You Can Find More Information”), including our 2017 Annual Report, before making an investment decision.

Vanguard Natural Resources, Inc.

Overview

We are an independent exploration and production company focused on the production and development of oil and natural gas properties in the United States. Through our operating subsidiaries, as of December 31, 2017, we own properties and oil and natural gas reserves primarily located in nine operating basins:

•	the Green River Basin in Wyoming;

•	the Piceance Basin in Colorado;

•	the Permian Basin in West Texas and New Mexico;

•	the Arkoma Basin in Arkansas and Oklahoma;

•	the Gulf Coast Basin in Texas, Louisiana, Mississippi and Alabama;

•	the Big Horn Basin in Wyoming and Montana;

•	the Anadarko Basin in Oklahoma and North Texas;

•	the Wind River Basin in Wyoming; and

•	the Powder River Basin in Wyoming.

For further information regarding our business, reserve estimates or asset base, we refer to the documents we incorporate by reference. Please read “Where You Can Find More Information.”

Risk Factors

You should carefully consider the risks described in this prospectus, any prospectus supplement or amendment, our most recent Annual Report on Form 10-K and our other filings with the SEC that are incorporated into this prospectus in evaluating an investment in our Common Stock. The described risks could materially and adversely affect our business, financial condition or results of operation. If any of the risks were to actually occur, they may materially harm our business and our financial condition and results of operations. In this event, the trading price of our Common Stock could decline and you could lose some or all of your investment.

Company Information

Our principal executive office is located at 5847 San Felipe, Suite 3000, Houston, Texas 77057. Our main telephone number is (832) 327-2255. Our website is located at www.vnrenergy.com. We make available our periodic reports and other information filed with or furnished to the SEC free of charge through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference herein and does not constitute a part of this prospectus.

The Offering

Common Stock offered by the selling stockholders:	18,035,338 shares of Common Stock, including 98,110 shares of Common Stock issuable upon exercise of the Warrants (as defined below). See “Description of Capital Stock” for further discussion.

Common Stock outstanding:	20,100,178 shares, as of May 23, 2018, which does not include the 478,113 shares of Common Stock previously granted under our Management Incentive Plan (“MIP”) but not yet settled and the 1,755,220 shares of Common Stock reserved for grant but not issued under the MIP.

Use of proceeds:	The selling stockholders will receive all of the proceeds from the sale of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Common Stock by the selling stockholders pursuant to this prospectus. Please read “Use of Proceeds.”

Risk Factors:	Investing in our Common Stock involves substantial risk. For a discussion of risks relating to us, our business and an investment in our Common Stock, see the risk factors described in Part I, Item 1A contained in our 2017 Annual Report, and all other information set forth in this prospectus before investing in our Common Stock.

Dividends:	We do not plan to pay dividends on our Common Stock in the foreseeable future.

OTCQX ticker symbol:	Our Common Stock is quoted on the OTCQX under the symbol “VNRR.”

RISK FACTORS

You should carefully consider all of the information set forth in this prospectus and the documents incorporated by reference herein, and in particular, the risks described in this prospectus, any prospectus supplement or amendment, our 2017 Annual Report and our other filings with the SEC that are incorporated into this prospectus. The risks described in any document incorporated by reference are not the only ones we face, but are considered to be the most material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If that occurs, the price of Common Stock could decline materially and you could lose all or part of your investment. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.

USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of Common Stock offered from time to time pursuant to this prospectus. Accordingly, we will not receive any proceeds from the sale of Common Stock by the selling stockholders pursuant to this prospectus. In addition, we have agreed to pay certain expenses of the selling stockholders incurred in connection with the sale of Common Stock from time to time. Please read “Selling Stockholders.”

SELLING STOCKHOLDERS

This prospectus covers the offer and sale of up to an aggregate of 18,035,338 shares of Common Stock that may be offered and sold from time to time by the selling stockholders identified below under this prospectus, subject to any appropriate adjustment as a result of any subdivision, split, combination or other reclassification of our Common Stock.

We have prepared the table, the paragraph immediately following this paragraph, and the related notes based on information supplied to us by the selling stockholders on or prior to May 16, 2018, except as otherwise indicated. We have not sought to verify such information.

Beneficial ownership has been determined under rules promulgated by the SEC. The information does not necessarily indicate beneficial ownership for any other purpose. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the Common Stock owned by them but make no representation that any of the Common Stock will be offered for sale.

Selling Stockholder	Beneficially Owned Prior to the Offering†	Offered Hereby	Beneficially Owned After the Offering*	As a Percentage of Total Outstanding After the Offering
Fred C. Alexander III(1)	2,392	2,392	0	—
Aristeia Capital, LLC(2)	368,059	368,059	0	—
BSF Multi-Manager Alternatives Strategy Fund(3)	52,552	52,552	0	—
Contrarian Advantage-B, LP(4)	52,614	52,614	0	—
Contrarian Capital Fund I, L.P.(5)	1,530,214	1,530,214	0	—
Contrarian Capital Trade Claims, L.P.(5)	159,057	159,057	0	—
Contrarian Capital Senior Secured, L.P.(5)	54,122	54,122	0	—
Contrarian Opportunity Fund, L.P. (5)	623,423	623,423	0	—
Contrarian Centre Street Partnership, L.P.(5)	503,989	503,989	0	—
Contrarian Distressed Equity, L.P.(5)	18,126	18,126	0	—
Contrarian Dome du Gouter Master Fund, LP(5)	283,683	283,683	0	—
CCM Pension-A, L.L.C.(6)	106,116	106,116	0	—
CCM Pension-B, L.L.C.(6)	19,729	19,729	0	—
Cross Sound Distressed Opportunities Fund, L.P.—Series 1(7)	560,210	560,210	0	—
Clarence Hugh Edwards Jr.(8)	7,179	7,179	0	—
Fidelity Summer Street Trust: Fidelity Capital & Income Fund(9)	697,675	697,675	0	—
Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund(9)	487,751	487,751	0	—
First Ballantyne LLC(10)	45,826	45,826	0	—
James Michael Ford(11)	23,939	23,939	0	—
J.H. Lane Partners Master Fund, LP(12)	195,116	195,116	0	—
J.P. Morgan Securities LLC(13)	1,468,528	1,468,528	0	—
Michael D. Johnson(14)	1,189	1,189	0	—
John Edward Kreshon(15)	1,914	1,914	0	—
Marathon Bluegrass Credit Fund LP(3)	381,079	381,079	0	—
Marathon Centre Street Partnership(3)	1,147,495	1,147,495	0	—
Marathon Credit Dislocation Fund LP(3)	390,266	390,266	0	—
Marathon Special Opportunity Master Fund LTD.(3)	2,082,721	2,082,721	0	—
Master SIF SICAV-SIF(3)	356,472	356,472	0	—
Monarch Alternative Solutions Master Fund Ltd.(16)	91,116	91,116	0	—
Monarch Capital Master Partners III LP(16)	442,806	442,806	0	—
MCP Holdings Master LP(16)	512,230	512,230	0	—
Monarch Debt Recovery Master Fund Ltd (16)	997,517	997,517	0	—
P Monarch Recovery Ltd.(16)	2,104	2,104	0	—
Pentelli Master Fund Ltd.(3)	46,505	46,505	0	—
Morgan Stanley & Co. LLC(17)	2,185,042	2,185,042	0	—
Reef Road Master Fund LTD(18)	121,314	121,314	0	—
Sierra Pacific Securities, LLC(19)	85,390	85,390	0	—
Silver Point Capital Offshore Master Fund, L.P.(20)	866,009	866,009	0	—
Silver Point Capital Fund, L.P.(20)	549,107	549,107	0	—
Scott J. Simons(21)	2,391	2,391	0	—
Three Little Birds Investments, LLC(22)	23,939	23,939	0	—
TRS Credit Fund LP(3)	464,640	464,640	0	—
Variable Insurance Products Fund V: Strategic Income Portfolio(9)	23,792	23,792	0	—

Total	18,035,338	18,035,338	0	—

The shares of Common Stock (including the shares of Common Stock, reflected herein, issuable upon exercise of our three and a half year preferred unit warrants and common unit warrants (the “Warrants”) to purchase shares of our Common Stock) that may be offered for resale by the selling holders pursuant to this prospectus were acquired by the selling stockholders in connection with our emergence from bankruptcy on August 1, 2017, in transactions that were exempt from registration under the Securities Act, as well as through subsequent purchases. See “Item 1. Business - Emergence from Voluntary Reorganization under Chapter 11 Proceedings and Plan of Reorganization” in our 2017 Annual Report for additional information regarding our restructuring and how the selling stockholders originally acquired our Common Stock and Warrants to acquire our Common Stock.

†	The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC and includes voting or investment power with respect to securities. Under Rule 13d-3 under the Exchange Act, as amended, beneficial ownership includes any shares to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days of May 16, 2018 (except as otherwise indicated), through the exercise of any warrant, stock option or other right. The inclusion in this table of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares of Common Stock beneficially owned by the stockholder.

*	Represents the amounts of shares that will be held by the selling stockholder after completion of this offering based on the assumptions that: (a) all shares offered for sale pursuant to this prospectus will be sold by or on behalf of the selling stockholder; and (b) no other shares of our Common Stock will be acquired prior to completion of this offering by the selling stockholder. The selling stockholders may sell all, some or none of the shares offered pursuant to this prospectus and may sell other shares of our Common Stock that they may own pursuant to another registration statement under the Securities Act or sell some or all of their Common Stock pursuant to an exemption from the registration requirements of the Securities Act, including under Rule 144 promulgated thereunder or any successor rule. Except as described below, to our knowledge, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering or otherwise.

(1)	The address of Fred C. Alexander III is 4300 Denbigh Dr., Charlotte, NC 28226. Fred C. Alexander III is an affiliate of a registered broker-dealer.

(2)	Aristeia Capital, LLC and Aristeia Advisors, L.P. (collectively, “Aristeia”) may be deemed the beneficial owners of the securities described herein in their capacity as the investment manager and/or general partner, as the case may be, of Aristeia Master, L.P., Windermere Ireland Fund PLC, Compass ESMA LP, and Compass TSMA LP (each a “Fund” and collectively, the “Funds”), which are the holders of such securities. As investment manager, trading advisor and/or general partner of each Fund, Aristeia has voting and investment control with respect to the securities held by each Fund. Anthony M. Frascella is the Chief Investment Officer of Aristeia. Each of Aristeia and such individual disclaims beneficial ownership of the securities referenced herein except to the extent of its or his direct or indirect economic interest in the Funds. The business address of Aristeia is One Greenwich Plaza, 3rd Floor, Greenwich, CT 06830.

(3)	Bruce Richards and Louis Hanover, are managing members of Marathon Asset Management GP LLC, general partner of Marathon Asset Management LP (“Marathon”), which is acting as investment advisor to the funds and accounts listed. Michael V. Alexander, an employee of Marathon and/or one of its affiliates, is a member of the Board of Directors of the Company (the “Board”). Mr. Alexander does not individually hold or otherwise beneficially own any securities of Vanguard Natural Resources, Inc. Mr. Alexander disclaims beneficial ownership of any such securities, except to the extent of his pecuniary interest therein. The number of shares beneficially owned reflects ownership as of May 21, 2018 and includes 2,646 shares of Common Stock issuable upon exercise of preferred unit warrants held by Marathon Bluegrass Credit Fund LP, 8,220 shares of Common Stock issuable upon exercise of preferred unit warrants held by Marathon Centre Street Partnership, 2,850 shares of Common Stock issuable upon exercise of preferred unit warrants held by Marathon Credit Dislocation Fund LP, 14,154 shares of Common Stock issuable upon exercise of preferred unit warrants held by Marathon Special Opportunity Master Fund LTD, 2,080 shares of Common Stock issuable upon exercise of preferred unit warrants held by Master SIF SICAV-SIF, and 3,237 shares of Common Stock issuable upon exercise of preferred unit warrants held by TRS Credit Fund LP that, in each case, are exercisable within 60 days of May 21, 2018. The business address of these funds and accounts is One Bryant Park, 38th Floor, New York, NY 10036.

(4)	Contrarian Capital Management, L.L.C. (“Contrarian”) is the general partner of Contrarian Advantage-B, LP (“TCAB”). The managing member of Contrarian is Mr. Jon R. Bauer (“Bauer”) and each of Contrarian and Bauer may be deemed to beneficially own the securities held by TCAB. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board. Mr. Morris disclaims beneficial ownership of such securities. The business address of TCAB is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

(5)	Contrarian is the investment manager for Contrarian Capital Trade Claims, L.P. (“CCTC”), Contrarian Capital Senior Secured, L.P. (“CSSM”), Contrarian Distressed Equity, L.P. (“CDE”), Contrarian Opportunity Fund L.P. (“COF”), Contrarian Centre Street Partnership, L.P. (“CCSP”), Contrarian Dome du Gouter Master Fund, LP (“CDGM”) and Contrarian Capital Fund I, L.P. (“CCI”). The managing member of Contrarian is Bauer and each of Contrarian and Bauer may be deemed to beneficially own the securities held by CCTC, CSSM, CDE, COF, CCSP, CDGM and CCI. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board. Mr. Morris disclaims beneficial ownership of such securities. The business address of CCTC, CSSM, CDE, COF, CCSP, CDGM and CCI is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

(6)	Contrarian is the managing member of CCM Pension-A, L.L.C. (“CPENA”) and CCM Pension-B, L.L.C. (“CPENB”). The managing member of Contrarian is Bauer and each of Contrarian and Bauer may be deemed to beneficially own the securities held by CPENA and CPENB. Contrarian and Bauer each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Graham Morris, an employee of Contrarian, is a member of the Board. Mr. Morris disclaims beneficial ownership of such securities. The business address of CPENA and CPENB is 411 West Putnam Ave, Ste 425, Greenwich, CT 06830.

(7)	The Chief Investment Officers of Cross Sound Distressed Opportunities Fund L.P. – Series 1 (“Cross Sound”) are David Dunn and Arif Gangat. The business address of Cross Sound is 10 Westport Road, Bldg. C, Suite 202, P.O. Box 400, Wilton, CT 06897.

(8)	The address for Clarence Edwards is 14 Terra Lea Lane, Greensville, SC 29615. Clarence Edwards is an affiliate of a registered broker-dealer.

(9)	These accounts are managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address of Fidelity Summer Street Trust: Fidelity Capital & Income Fund, Variable Insurance Products Fund: Strategic Income Portfolio, and Fidelity Advisor Series II: Fidelity Advisor Strategic Income Fund are 245 Summer Street, Boston, MA 02210. The Fidelity Funds are affiliates of a registered broker-dealer.

(10)	The business address of First Ballantyne, LLC (“FB”) is 13950 Ballantyne Corp. Place, Suite 185, Charlotte, NC 28277. FB is a registered broker-dealer.

(11)	The address of James Michael Ford is 1502 Hubbard Ct, Fort Mill, SC 29708. James Michael Ford is an affiliate of a registered broker-dealer.

(12)	J.H. Lane Partners. LP is the Investment Manager of J.H. Lane Partners Fund, LP and J.H. Lane Partners Offshore Fund. Ltd. J.H. Lane Partners Fund, LP and J .H. Lane Partners Offshore Fund, Ltd. together with the general partner J.H. Lane Holdings GP, LLC, own J .H. Lane Partners Master Fund, LP (“J.H. Lane”). The number of shares beneficially owned includes 9,676 shares of Common Stock issuable upon exercise of preferred unit warrants held by J.H. Lane that are exercisable within 60 days of the date of this prospectus. The Managing Members of J.H. Lane Partners, LP and J.H. Lane Holdings GP, LLC are Seth Lax and Jonathan Neiss. The business address of J.H. Lane is 126 East 56th Street, Suite 1620, New York, NY 10022.

(13)	Each of Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes is a Manager of J.P. Morgan Securities LLC (“JPM”), a Delaware limited liability company, and as such may be deemed to have voting and dispositive power over the shares held by JPM. Each of Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes disclaims beneficial ownership of the shares. JPM is a broker-dealer registered pursuant to Section 15 of the Exchange Act. The number of shares beneficially owned includes 53,707 shares of Common Stock issuable upon exercise of preferred unit warrants held by JPM that are exercisable within 60 days of the date of this prospectus. The business address for each of JPM, Christopher L. Harvey, Eric D. Tepper, Eric J. Stein, Jason Edwin Sippel, Kelly Cesare Coffey, Matthew Cherwin, Patrick C. Kirby and Robert C. Holmes is 383 Madison Avenue, 3rd Floor, New York, New York 10179.

(14)	The number of shares beneficially owned includes 11 shares of Common Stock issuable upon exercise of Common Unit Warrants and 22 shares of Common Stock issuable upon exercise of preferred unit warrants held by Michael D. Johnson that are exercisable within 60 days of the date of this prospectus. The address of Michael D. Johnson is 336 Chancelot Lane, Fort Mill, SC 29708. Michael D. Johnson is an affiliate of a registered broker dealer.

(15)	The address of John Edward Kreshon is 3333 Fielding Ave, Charlotte, NC 28211. John Edward Kreshon is an affiliate of a registered broker-dealer.

(16)	Monarch Alternative Capital LP (“Monarch”) is the investment manager for Monarch Alternative Solutions Master Fund Ltd, Monarch Capital Master Partners III LP, MCP Holdings Master LP, Monarch Debt Recovery Master Fund Ltd and P Monarch Recovery Ltd. (together, the “Monarch Funds”). MDRA GP LP (“MDRA”) is the general partner of Monarch. Monarch GP LLC (“Monarch GP”) is the general partner of MDRA. Monarch, MDRA and Monarch GP each may be deemed to beneficially own the securities held by the Monarch Funds. Monarch, MDRA and Monarch GP each disclaim beneficial ownership of such securities except to the extent of their pecuniary interests therein. Joseph Citarrella, a principal of Monarch, is a member of the Board. Mr. Citarrella disclaims beneficial ownership of any such securities. The business address for each of the Monarch Funds is c/o Monarch Alternative Capital LP, 535 Madison Avenue, New York, NY 10022.

(17)	Richard VanderMass is a Managing Director of the business unit at Morgan Stanley & Co. LLC that holds the shares in the ordinary course of its business and as such may be deemed to have voting and dispositive power over the shares held by Morgan Stanley & Co. LLC. Richard VanderMass disclaims beneficial ownership of these shares. Morgan Stanley & Co. LLC, a registered broker-dealer, is a subsidiary of Morgan Stanley, a widely held reporting company under the Exchange Act. The number of shares beneficially owned includes 1,507 shares of Common Stock issuable upon exercise of preferred unit warrants held by Morgan Stanley that are exercisable within 60 days of the date of this prospectus. The mailing address for Morgan Stanley & Co. LLC is 1585 Broadway, 2nd Floor, New York, NY 10036.

(18)	Reef Road Capital LLC serves as investment advisor to Reef Road Master Fund LTD (“Reef Road Master”) and Eric Rosen and Jeff Nusbaum have voting and investment decision over the shares. The business address for Reef Road Master is 747 Third Avenue, 19th Floor, New York, NY 10017.

(19)	Erin Lankowsky and Jurrod Dean are Co-Presidents of Sierra Pacific Securities, LLC (“Sierra Pacific”). Sierra Pacific is a broker-dealer registered pursuant to Section 15 of the Exchange Act. The business address of Sierra Pacific is 10100 W. Charleston Blvd., Suite 214, Las Vegas, NV 89135.

(20)	Silver Point Capital, L.P. (“Silver Point”) is the investment manager of Silver Point Capital Offshore Master Fund, L.P. and Silver Point Capital Fund, L.P. (the “SP Funds”) and, by reason of such status, may be deemed to be the beneficial owner of all of the reported securities held by the SP Funds. Silver Point Capital Management, LLC (“SP Management”) is the general partner of Silver Point and as a result may be deemed to be the beneficial owner of all securities held by the SP Funds. Messrs. Edward A. Mulé and Robert J. O’Shea are each members of SP Management (collectively, the “Silver Point Members”), and as a result may be deemed to be the beneficial owner of all of the securities held by the SP Funds. Silver Point, SP Management and the Silver Point Members each disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein. The business address for the SP Funds is Two Greenwich Plaza, 1st Floor, Greenwich, CT 06830.

(21)	The address for Scott J. Simons is 3028 Brookmont Place, Charlotte, NC 28210. Scott J Simons is an affiliate of a registered broker-dealer.

(22)	Christopher S. Edwards is the beneficial owner and ultimate controlling manager of all assets of Three Little Birds Investments, LLC (“Three Little Birds”). The business address of Three Little Birds is 4712 Carmel Club Drive, Charlotte, NC 28226. Three Little Birds is an affiliate of a registered broker-dealer.

Relationships with Selling Stockholders

Information concerning the selling stockholders may change from time to time, including by addition of additional selling stockholders, and, if necessary, we will amend or supplement this prospectus accordingly. To our knowledge, none of the selling stockholders has, or has had within the past three years, any position, office or other material relationship with us or any of our Predecessors or affiliates, other than its ownership of Common Stock and related director memberships in addition to lending relationships.

Broker-Dealers and Underwriters

Certain selling stockholders are registered broker-dealers or affiliates of registered broker-dealers (but are not themselves broker-dealers). Each of the selling stockholders that are registered broker-dealers may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of our Common Stock may be underwriting discounts and commissions under the Securities Act. Each of the selling stockholders who is an affiliate of a broker-dealer acquired the securities identified in the table as beneficially owned by it in the ordinary course of business and, at the time of that acquisition, had no agreements or understandings, directly or indirectly, with any person to distribute those securities. These broker-dealer affiliates did not receive the securities to be sold in the offering as underwriting compensation.

DESCRIPTION OF CAPITAL STOCK

Authorized Capitalization

Our Certificate of Incorporation provides that we are authorized to issue 60,000,000 shares of capital stock, divided into two classes consisting of (a) 50,000,000 shares of Common Stock and (b) 10,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Dividends

Subject to the rights granted to any holders of preferred stock, our Certificate of Incorporation provides that holders of the shares of Common Stock will be entitled to dividends in the amounts and at the times declared by the Board in its discretion out of any assets or our funds legally available for the payment of dividends. At this time, any future dividend payments will be restricted by the terms of the agreements governing our revolving credit facility and our 9.0% Senior Secured Second Lien Notes due 2024.

Voting Rights

Each holder of Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election or removal of directors. Until public listing of the Common Stock on a national exchange or the consummation of an initial public offering, any action to be taken by the affirmative vote of the stockholders at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by the holders of outstanding stock of the Company having not less than the minimum number of votes that would be necessary to take such action at a meeting of stockholders at which all shares entitled to vote thereon were present and voted. After the date in which a public listing of the Common Stock on a national exchange or the consummation of an initial public offering is completed, any action to be taken by the affirmative vote of the stockholders at any annual or special meeting of the stockholders may be taken without prior notice and without a vote, if a consent or consents in writing, setting forth the action taken is signed by all of the holders of outstanding stock entitled to vote thereon.

Our Certificate of Incorporation provides that the Whole Board (as defined in the Certificate of Incorporation) will initially be comprised of six directors and our Bylaws provide that, subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to remove directors as set forth in the instrument of designation of such preferred stock applicable thereto, any director or the entire Board may be removed from office, with or without cause, upon the affirmative vote of the holders of at least a majority of the total voting power of all the shares entitled to vote generally in the election of our directors, voting together as a single class.  The number of directors that comprise the Whole Board may be changed from time to time by a resolution adopted by a majority of the Board.

Our Bylaws provide that all elections of our directors will be determined by a plurality of the votes cast, and except as otherwise required by law or the rules of any stock exchange upon which our securities are listed or as otherwise provided in the Bylaws or the Certificate of Incorporation, all other matters will be determined by a majority of the votes cast affirmatively or negatively, on such matter. The Board is currently comprised of seven directors.

Other Rights

The shares of Common Stock are not convertible, redeemable, assessable or entitled to the benefits of any sinking or repurchase fund. The rights, preferences and privileges of holders of the shares of Common Stock will be subject to those of the holders of any shares of preferred stock that we may issue in the future. Upon liquidation, dissolution or winding up of the affairs of the Company, the holders of the shares of Common Stock will share equally, on a per share basis, in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences of shares of preferred stock.

Under the terms of our Certificate of Incorporation and our Bylaws, we are prohibited from issuing any non-voting equity securities to the extent required under Section 1123(a)(6) of the Bankruptcy Code and only for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us.

Limitation on Voting

Notwithstanding anything contained in the Certificate of Incorporation to the contrary, J.P. Morgan Securities LLC (“JPMS”) and its affiliates, collectively, shall not be entitled to vote, directly or indirectly, equity securities of the Company representing, in aggregate, greater than 4.99% of the total combined voting power of any class of equity securities of the Company entitled to vote on any matter (any equity securities held by JPMS and its affiliates, collectively, in excess of such 4.99% limitation, the “Excess Voting Stock”). For the avoidance of doubt, if JPMS or any of its affiliates shall transfer any Excess Voting Stock to any other person that is not an affiliate of JPMS, the limitation set forth above shall no longer apply to such Excess Voting Stock. Excess Voting Stock may only be transferred by JPMS or any of its affiliates: (i) among or between JPMS and its affiliates; (ii) in a widespread public distribution; (iii) in transfers in which no transferee (or group of associated transferees) would receive from JPMS and its affiliates in such sale or transfer two percent (2%) or more of any class of voting securities of the Company; (iv) to an underwriter for the purpose of conducting a widespread public distribution of the voting securities of the Company; (v) to the Company; or (vi) to a transferee that would control more than fifty percent (50%) of the voting securities of the Company without any transfer of Excess Voting Stock from JPMS or its affiliates.

Directors

The Board shall consist of not less than one nor more than fifteen directors, and is currently comprised of seven directors. The number of directors may be changed from time to time by a resolution adopted by a majority of the Board.  Each director to be elected by stockholders shall be determined by a plurality of the votes cast. There is no cumulative voting in the election of directors. Directors may be removed, with or without cause, by an affirmative vote of the holders of a majority of the total voting power of all the shares entitled to vote generally in the election of our directors, voting together as a single class, as described in “—Common Stock—Voting Rights.”

All directors will be in one class and serve for a term ending at the annual meeting following the annual meeting at which the director was elected. Our current class of directors will be subject to reelection at our 2018 annual meeting.

Limitation of Liability of Directors

The Certificate of Incorporation provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”). The effect of this provision is to eliminate our and our stockholders’ rights, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for a breach of fiduciary duty as a director.

We may purchase insurance on behalf of any officer, director, employee or other agent for any liability arising out of that person’s actions as our officer, director, employee or agent, regardless of whether Delaware law would permit indemnification.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation’s request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the Board at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Anti-Takeover Provisions of the Certificate of Incorporation, the Bylaws and the DGCL

Our Certificate of Incorporation, our Bylaws and the DGCL contain provisions that may have some anti-takeover effects and may delay, defer or prevent a takeover attempt or a removal of the incumbent officers or directors that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for shares held by the stockholders.

Preferred Stock

The Board is empowered, without further vote or action by the stockholders (except as may otherwise be provided by the terms of any class or series of then-outstanding preferred stock), to (i) authorize the issuance of preferred stock in one or more classes or series, (ii) establish from time to time the number of shares to be included in each such series, which the Board may thereafter increase or decrease (but not below the number of shares thereof then-outstanding), and (iii) fix the designations, powers, preferences, rights, qualifications, limitations and restrictions thereof.

The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of the shares of Common Stock.

Calling of Special Meeting of Stockholders

Stockholders are only permitted to call a special meeting upon a written request of holders of record of at least the majority of the total voting power of all of our outstanding shares entitled to vote generally in the election of directors.

Amendment of the Bylaws

Under the DGCL, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, in its certificate of incorporation also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our Certificate of Incorporation and our Bylaws grant to the Board the power to adopt, amend, restate or repeal the Bylaws, provided that until the earlier of a public listing of the Common Stock on a national exchange or the consummation of an initial public offering, no provision inconsistent with the terms of the vacancies of our Board or newly created directorships may be altered, amended or repealed, unless such repeal or amendment shall have been approved by 66 2/3% of the total voting power of our shares entitled to vote generally in the election of directors.

Other Limitations on Stockholder Actions

Advance notice is required for stockholders to nominate directors or to submit proposals for consideration at meetings of stockholders.

Newly Created Directorships and Vacancies on the Board

Under the Bylaws, prior to the date we complete a public listing of the Common Stock on a national exchange or consummate an initial public offering, any vacancy on the Board shall be filled only by the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon. From and after the date we complete a public listing or an initial public offering, subject to the rights, if any, of the holders of shares of any class or series of preferred stock then outstanding to designate a director to fill a vacancy as set forth in the instrument of designation of such preferred stock applicable thereto, any vacancy on the Board resulting from any death, resignation, retirement, disqualification, removal from office, or newly created directorship resulting from any increase in the authorized number of directors or otherwise may be filled by the Board, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office for a term expiring at the annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal.

No Cumulative Voting

Our stockholders do not have the right to cumulate votes, as discussed in “—Common Stock—Voting.”

Section 203 of the DGCL

Before the Effective Date, the limited liability company agreement of the Predecessor provided that the Predecessor was subject to Section 203 of the DGCL. As of the Effective Date, we elected in our Certificate of Incorporation to not be subject to Section 203, which election will become effective 12 months after the Effective Date and would not apply to a “business combination” (as defined below) with a person who became an “interested stockholder” (as defined below) prior to the Effective Date.

In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” (as defined below) with an “interested stockholder” (as defined below) for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery shall not have jurisdiction, another state court located within the state of Delaware, or if no such state court shall have jurisdiction, the federal district court for the District of Delaware) will be, to the fullest extent permitted by law, the exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim against us, our directors, officers or employees governed by the internal affairs doctrine. Any person or entity purchasing or otherwise holding any interest in our shares of capital stock will be deemed to have notice of and consented to the foregoing forum selection provisions.

Transfer Agent and Registrar

Our transfer agent and registrar of Common Stock is American Stock Transfer & Trust Company, LLC.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material U.S. federal income tax consequences related to the purchase, ownership and disposition of our Common Stock by a taxpayer that holds our Common Stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the “IRS”), with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

Legal conclusions contained in this section, unless otherwise noted, are the opinion of Paul Hastings LLP. This summary does not address all aspects of U.S. federal income taxation or the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal estate or gift tax laws. In addition, this summary does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

•	banks, insurance companies or other financial institutions;

•	tax-exempt or governmental organizations;

•	dealers in securities or foreign currencies;

•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	persons subject to the alternative minimum tax;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

•	persons that hold or are deemed to sell our Common Stock under the constructive sale provisions of the Code;

•	persons that acquired our Common Stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•	real estate investment trusts or regulated investment companies;

•	persons that hold our Common Stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

•	persons that hold in excess of 5% of our Common Stock.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) investing in our Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Common Stock by such partnership.

YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SHARES OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE AND GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Corporate Status

We are a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on our Common Stock will be treated as distributions on corporate stock for federal income tax purposes. Holders of Common Stock will receive a Form 1099 from us with respect to distributions received on our Common Stock.

Consequences to U.S. Holders

The discussion in this section is addressed to holders of our Common Stock who are U.S. holders for U.S. federal income tax purposes. A U.S. holder for purposes of this discussion is a beneficial owner of our Common Stock and who is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	certain former citizens or long-term residents of the United States;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust (i) whose administration is subject to the primary supervision of and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election to be treated as a United States person.

Distributions

Distributions with respect to our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our Common Stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Common Stock, which reduces such basis dollar-for-dollar, and thereafter as capital gain from the sale or exchange of such Common Stock. Please read “—Gain on Disposition of Common Stock.” Non-corporate holders who receive distributions on our Common Stock that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax at a maximum tax rate of 20% on such dividends provided certain holding period requirements are met.

We do not expect to have any earnings and profits for an extended period of time, and we may not have sufficient earnings and profits during future tax years for any distributions on our Common Stock to qualify as dividends for U.S. federal income tax purposes. If a distribution on our Common Stock fails to qualify as a dividend for U.S. federal income tax purposes, U.S. corporate holders will be unable to utilize the corporate dividends-received deduction with respect to such distribution.

You are encouraged to consult your tax advisor as to the tax consequences of receiving distributions on our Common Stock that do not qualify as dividends for U.S. federal income tax purposes, including, in the case of prospective corporate investors, the inability to claim the corporate dividends received deduction with respect to such distributions.

Gain on Disposition of Common Stock

A U.S. holder generally will recognize capital gain or loss on a sale, exchange, certain redemptions, or other taxable disposition of our Common Stock equal to the difference, if any, between the amount realized upon the disposition of such Common Stock and the U.S. holder’s adjusted tax basis in those shares. A U.S. holder’s tax basis in the shares generally will be equal to the amount paid for such shares reduced (but not below zero) by distributions received on such shares that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the shares sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum U.S. federal income tax rate of 20%. The deductibility of net capital losses is subject to limitations.

Backup Withholding and Information Reporting

Information returns generally will be filed with the IRS with respect to distributions on our Common Stock and the proceeds from a disposition of our Common Stock. U.S. holders may be subject to backup withholding (at a rate of 28%) on distributions with respect to our Common Stock and on the proceeds of a disposition of our Common Stock unless such U.S. holders furnish the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establish, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder’s U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

3.8% Tax on Unearned Income

Certain U.S. holders that are individuals, trusts or estates will be subject to an additional 3.8% Medicare tax on unearned income, which generally will include dividends received and gain recognized with respect to our Common Stock. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) “net investment income,” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals a U.S. holder’s gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents and capital gains. U.S. holders are urged to consult their own tax advisors regarding the application of this additional Medicare tax to their particular circumstances.

Consequences to Non-U.S. Holders

The discussion in this section is addressed to holders of our Common Stock who are non-U.S. holders for U.S. federal income tax purposes. For purposes of this discussion, a non-U.S. holder is a beneficial owner of our Common Stock that is an individual, corporation, estate or trust that is not a U.S. holder as defined above.

Distributions

Distributions with respect to our Common Stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to the withholding requirements under FATCA (as defined below) and with respect to effectively connected dividends, each of which is discussed below, any distribution treated as a dividend paid to a non-U.S. holder on our Common Stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the distribution or such lower rate as may be specified by an applicable income tax treaty. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder’s adjusted tax basis in its Common Stock (but not below zero). The amount of any such distribution in excess of the non-U.S. holder’s adjusted tax basis in its Common Stock will be treated as gain from the sale of such shares and will have the tax consequences described below under “Gain on Disposition of Common Stock.” The rules applicable to distributions by a United States real property holding corporation (a “USRPHC”) to non-U.S. persons that exceed current and accumulated earnings and profits are not clear. As a result, it is possible that U.S. federal income tax at a rate not less than 15% (or such lower rate as may be specified by an applicable income tax treaty for distributions from a USRPHC) may be withheld from distributions received by non-U.S. holders that exceed our current and accumulated earnings and profits. To receive the benefit of a reduced treaty rate on distributions, a non-U.S. holder must provide the withholding agent with an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 certifying qualification for the reduced rate.

Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our Common Stock, the requirement for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

Distributions treated as dividends that are paid to a non-U.S. holder and are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax if the non-U.S. holder satisfies certain certification requirements by providing to the applicable withholding agent a properly executed IRS Form W-8ECI (or successor form) certifying eligibility for exemption. If a non-U.S. holder is a non-U.S. corporation, it may also be subject to a “branch profits tax” (at a 30% rate or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.

Gain on Disposition of Common Stock

Subject to the discussion below under “—Additional Withholding Requirements under FATCA,” a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our Common Stock unless:

•	the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

•	the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•	our Common Stock constitutes a United States real property interest by reason of our status as a USRPHC for U.S. federal income tax purposes.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.

A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above, generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons unless an applicable income tax treaty provides otherwise. If the non-U.S. holder is a corporation, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include such gain.

Generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, as long as our Common Stock continue to be regularly traded on an established securities market, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Common Stock, more than 5% of our Common Stock will be taxable on gain realized on the disposition of our Common Stock as a result of our status as a USRPHC. If our Common Stock were not regularly traded during the calendar year in which the relevant disposition by a non-U.S. holder occurs, such non-U.S. holder (regardless of the percentage of our Common Stock owned) would be subject to U.S. federal income tax on a taxable disposition of our Common Stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our Common Stock.

Backup Withholding and Information Reporting

Generally, we must report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such holder, the name and address of the recipient, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the recipient’s country of residence.

Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a United States person that is not an exempt recipient.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Common Stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the rate of 28%) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Common Stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Common Stock effected outside the United States by such a broker if it has certain relationships within the United States.

Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Common Stock and on the gross proceeds from a disposition of our Common Stock (if such disposition occurs after December 31, 2018), in each case if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying each direct and indirect substantial United States owner of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

INVESTORS CONSIDERING THE PURCHASE OF SHARES OF OUR COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not been advised by the selling stockholders as to any plan of distribution. Distributions of the Common Stock by the selling stockholders, or by their partners, pledgees, donees (including charitable organizations), transferees or other successors in interest, may from time to time be offered for sale either directly by such individual, or through underwriters, dealers or agents or on any exchange on which the Common Stock may from time to time be traded, in the over-the-counter market, or in independently negotiated transactions or otherwise. The methods by which the shares of Common Stock may be sold include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale;

•	sales in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	short sales;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	through the distributions of the shares by any selling stockholder to its partners, members or stockholders;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may be effected by the selling stockholders at market prices prevailing at the time of sale or at negotiated prices. The selling stockholders may effect such transactions by selling the securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers or agents may receive compensation in the form of discounts or commissions from the selling stockholders and may receive commissions from the purchasers of the securities for whom they may act as agent. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares of Common Stock for sale under the Securities Act and to indemnify the selling stockholders and each person who participates as an underwriter in the offering of the shares of Common Stock against certain civil liabilities, including certain liabilities under the Securities Act.

In connection with sales of the securities under this prospectus, the selling stockholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders also may sell securities short and deliver them to close their short positions, or loan or pledge the securities to broker-dealers that in turn may sell them.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell Common Stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424 or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

There can be no assurances that the selling stockholders will sell any or all of the securities offered under this prospectus. The selling stockholders may also sell shares of Common Stock under Rule 144 or Rule 144A under the Securities Act, or pursuant to another exemption from registration under the Securities Act, in each case, if available, rather than under this prospectus. The selling stockholders may also sell the Common Stock to non-U.S. Persons outside the United States in accordance with Regulation S under the Securities Act, rather than under this prospectus.

Pursuant to the Registration Rights Agreement (the “Registration Rights Agreement”) with certain recipients of shares of Common Stock distributed on the Effective Date that were party to the Amended and Restated Backstop Commitment Agreement (including certain of their affiliates and related funds), in accordance with the terms set forth in the Plan, we have agreed to pay substantially all of the expenses incidental to the registration of the Common Stock, including the payment of federal securities law and state “blue sky” registration fees excluding underwriting discounts and commissions relating to the sale of Common Stock.

LEGAL MATTERS

Certain legal matters in connection with our Common Stock offered hereby will be passed upon for us by Paul Hastings LLP, Houston, Texas.

EXPERTS

The financial statements as of December 31, 2017 (Successor) and 2016 (Predecessor) and for the periods from August 1, 2017 through December 31, 2017 (Successor) and from January 1, 2017 through July 31, 2017 and for each of the two years in the period ended December 31, 2016 (Predecessor) incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

Certain estimates of our net oil and natural gas reserves and related information included or incorporated by reference in this prospectus have been derived from a report prepared by the firm Miller and Lents. All such information has been so included or incorporated by reference on the authority of such firm as an expert regarding the matters contained in its report.

Vanguard Natural Resources, Inc.

17,937,228 Shares of Common Stock

98,110 Shares of Common Stock Issuable Upon Exercise of the Warrants

_____________________

Prospectus

     , 2018
_____________________

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, the amounts set forth below are estimates.

SEC registration fee	$44,592.16	**
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees		*
Miscellaneous		*
Total		*

_____________

*	These fees are calculated based on the number of issuances and amount of Common Stock offered and cannot be estimated at this time.

**	$43,501.63 was previously paid in connection with the Initial Registration Statement that became effective on December 6, 2017.

ITEM 15.     INDEMNIFICATION OF OFFICERS AND MEMBERS OF OUR BOARD OF DIRECTORS.

Section 145 of the DGCL permits corporations to indemnify directors and officers. The statute generally requires that to obtain indemnification the director or officer must have acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and, additionally, in criminal proceedings, that the officer or director had no reasonable cause to believe his conduct was unlawful. In any proceeding by or in the right of the corporation, no indemnification may be provided if the director or officer is adjudged liable to the corporation (unless ordered by the court). Indemnification against expenses actually and reasonably incurred by a director or officer is required to the extent that such director or officer is successful on the merits in the defense of the proceeding.

Our Certificate of Incorporation provides that we will indemnify and hold harmless, to the fullest extent permitted by the DGCL, any person who was or is made or is threatened to be made a party or is otherwise involved in any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. Our Certificate of Incorporation further provides for the advancement of expenses to each of its officers and directors.

Our Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL, our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director. Under Section 102(b)(7) of the DGCL, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty can be limited or eliminated except (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law; (3) under Section 174 of the DGCL (relating to unlawful payment of dividend or unlawful stock purchase or redemption); or (4) for any transaction from which the director derived an improper personal benefit.

We also maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, whether or not we would have the power to indemnify such person against such liability under the DGCL or the provisions of the Certificate of Incorporation.

ITEM 16.     EXHIBITS.

Reference is made to the Exhibit Index preceding the signature pages hereto, which Exhibit Index is hereby incorporated by reference into this item.

ITEM 17.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)                 to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)                to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)              to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section (a) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement;

(b)                that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c)                 to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(d)                that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)                each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement; relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(e)                 that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)              the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)               any other communication that is an offer in the offering made by the undersigned registrant to the purchaser; and

(f)                  that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1*	Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 2.1 to our Predecessor’s Current Report on Form 8-K filed July 19, 2017)

4.1*	Amended and Restated Indenture, dated as of August 1, 2017, among Vanguard Natural Resources, Inc., the guarantors named therein and Delaware Trust Company, as trustee and collateral trustee (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K15D5 filed August 2, 2017)

4.2*	Registration Rights Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc. and certain parties thereto (incorporated by reference to Exhibit 10.7 to our Current Report on Form 8-K15D5 filed August 2, 2017)

4.3*	Warrant Agreement, dated as of August 1, 2017, between Vanguard Natural Resources, Inc., as Issuer, and American Stock Transfer & Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.8 to our Current Report on Form 8-K15D5 filed August 2, 2017)

5.1**	Opinion of Paul Hastings LLP as to the legality of the securities being registered

23.1**	Consent of BDO USA, LLP

23.2**	Consent of Miller and Lents

23.3**	Consent of Paul Hastings LLP (contained in Exhibit 5.1)

24.1**	Powers of Attorney of the Directors and Officers of the Registrant (included in signature pages)

99.1*	Order Confirming Debtors’ Modified Second Amended Joint Plan of Reorganization under Chapter 11 of Bankruptcy Code of Vanguard Natural Resources, LLC (incorporated by reference to Exhibit 99.1 to our Predecessor’s Current Report on Form 8-K filed July 19, 2017)

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*	Previously filed in connection with our Initial Registration Statement that became effective on December 6, 2017.
**	Provided herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 23, 2018.

Vanguard Natural Resources, Inc.

By:	/s/ R. Scott Sloan
Name: R. Scott Sloan
Title: President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, constitute and appoint R. Scott Sloan and Ryan Midgett, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign any and all amendments (including post- effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and the dates indicated.

Signature	Title	Date

/s/ R. Scott Sloan	President, Chief Executive Officer and Director	May 23, 2018
(principal executive officer)

/s/ Ryan Midgett	Chief Financial Officer	May 23, 2018
(principal financial officer)

/s/ Patty Avila-Eady	Chief Accounting Officer (principal accounting officer)	May 23, 2018

/s/ Joseph Citarrella	Chairman of the Board of Directors	May 23, 2018

/s/ Randall M. Albert	Director	May 23, 2018

/s/ Michael Alexander	Director	May 23, 2018

/s/ W. Greg Dunlevy	Director	May 23, 2018

/s/ Graham Morris	Director	May 23, 2018

/s/ Joseph Hurliman, Jr.	Director	May 23, 2018